UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2011

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 412-5960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Mark W. DeYoung, President and Chief Executive Officer of Alliant Techsystems Inc. (“ATK”), has adopted a pre-arranged trading plan, effective December 1, 2011 and terminating January 31, 2012, to engage in the cashless exercise of up to 15,000 ATK stock options expiring on January 31, 2012.  Mr. DeYoung advised ATK of his decision to implement the plan with respect to these options because they are expected to expire during ATK’s regularly scheduled trading blackout period for executive officers in advance of ATK’s public announcement of quarterly earnings results.

The plan was adopted in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, and ATK’s policies regarding securities transactions.  Rule 10b5-1 permits the implementation of a written plan at a time when insiders are not in possession of material non-public information.  Mr. DeYoung’s plan allows him to sell stock in a non-discretionary manner if ATK’s stock price meets a minimum price threshold as specified in the plan, regardless of any material non-public information he subsequently receives.

The transactions under the plan, if any, will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: December 1, 2011	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary